Exhibit 99.1

Antero Resources Announces Receipt of $297 Million Cash Consideration and Deconsolidation of Financial Statements in Connection with Midstream Simplification

Denver, Colorado, March 13, 2019— Antero Resources (NYSE: AR) (“Antero Resources”, or “AR”) today announced receipt of consideration in connection with the closing of the previously announced simplification transaction between Antero Midstream GP LP (NYSE: AMGP) (“AMGP”) and Antero Midstream Partners LP (NYSE: AM) (“Antero Midstream Partners” or “AM”).  At closing, AMGP was converted from a Limited Partnership to a Corporation and was renamed Antero Midstream Corporation (“New AM”). Beginning on March 13, 2019, New AM’s common stock will trade on the NYSE under the ticker symbol AM.  With the closing of this transaction, Antero Resources will no longer consolidate Antero Midstream Partners’ financial and operating results in Antero Resources’ consolidated financial statements.  Antero Resources will account for its interest in New AM under the equity method of accounting.  This new financial statement presentation will be substantially the same as the previously categorized “Stand-alone” data that was historically reported.  Please see the accompanying presentation on our website titled “Simplification and Deconsolidation: A Catalyst for Outperformance” for supplemental details.

Highlights Include:

•                  AR received $297 million in cash and 158.4 million New AM shares, reflecting a 31% current ownership in New AM

•                  Pro forma December 31, 2018 Net Debt to trailing twelve month EBITDAX was 2.1x

•                  AR will report its financial and operational results on a Stand-alone upstream basis only, beginning with the first quarter of 2019, along with deconsolidating of New AM and accounting for its interest in New AM under the equity method of accounting

•                  Reaffirming all previously disclosed Stand-alone guidance. Consolidated guidance will no longer be provided as a result of the deconsolidation.

•                  Pro forma financial statements for the year ended December 31, 2018 reflecting the deconsolidation of Antero Midstream Partners will be included in Current Report on Form 8-K to be filed by AR later today

Paul Rady, Chairman and CEO commented, “This improved visibility and simplified corporate structure, alongside a diversified production mix and industry-leading hedge book, result in a low-risk E&P profile positioned to maximize returns across the commodity price cycles.  We remain committed to our long-term strategy of spending within cash flow, continuing to delever our already strong balance sheet and then returning free cash flow to shareholders.  We project 2019 capital to be at the low end of the guidance range, with a continued focus on keeping capital spending within cash flow.”

Glen Warren, President, and Chief Financial Officer added, “With the simplification of our midstream structure and the deconsolidation of our financial statements, we have made significant progress in improving Antero’s financial transparency.  We believe the deconsolidation showcases the strength of our balance sheet and highlights the independence of the two companies.  As of year-end 2018, we have reduced leverage to 2.1x leverage on a pro forma basis, while growing to become the 4th largest natural gas producer and the largest NGL producer in the U.S. today. This was achieved only nine years after placing our first well online.”

2019 Capital Budget and Guidance

The following is a summary of Antero Resources’ 2019 capital budget for drilling and completion and land capital as previously announced on January 8, 2019, and previously categorized as Stand-alone.  As a result of the deconsolidation, all previously communicated consolidated guidance and targets should no longer be relied upon.  All other guidance items are unchanged, as detailed in the Form 8-K filed today.

Capital Budget ($ in MM)	Low	High
Drilling & Completion	$1,300	$1,450
Land Capital	$75	$100
Total Capital	$1,375	$1,550

The following is a summary of Antero Resources’ 2019 production guidance as previously announced on January 8, 2019.

Production Guidance	Low	High
Net Daily Production (MMcfe/d)	3,150	3,250

The following is a summary of Antero Resources’ 2019 expense guidance as previously announced on January 8, 2019.

Cash Expense Guidance	Low	High
Cash Production Expense ($/Mcfe)(1)	$2.15	$2.25
G&A Expense ($/Mcfe) (2)	$0.10	$0.14

(1)         Includes lease operating expenses, gathering, compression, processing, transportation expenses and production and ad valorem taxes.

(2)         Excludes equity-based compensation.

Total Debt and Net Debt

Net Debt is calculated as total debt less cash and cash equivalents.  Management uses Net Debt to evaluate its financial position, including its ability to service its debt obligations.

The following table reconciles pro form Net Debt as used in this release (in thousands):

December 31,
2018

AR bank credit facility	405,000
5.375% AR senior notes due 2021	1,000,000
5.125% AR senior notes due 2022	1,100,000
5.625% AR senior notes due 2023	750,000
5.000% AR senior notes due 2025	600,000
Net unamortized premium	1,241
Net unamortized debt issuance costs	(26,700)
Total debt	3,829,541
Less: AR cash and cash equivalents	—
Debt	3,829,541

Less: Proceeds from Antero Midstream Simplification	297,000
Pro Forma Net Debt	3,532,541

The following table reconciles Net Income as reported in the Parent column of Antero’s guarantor footnote to its financial statements to Adjusted EBITDAX for the twelve months ended December 31, 2018, as used in this release (in thousands):

Twelve months ended
(in thousands)	December 31, 2018
Net (loss) and comprehensive (loss) attributable to Antero Resources Corporation	$(397,517)
Commodity derivative fair value losses	87,594
Gains on settled commodity derivatives	243,112
Marketing derivative fair value gains	(94,081)
Gains on settled marketing derivatives	72,687
Interest expense	224,977
Income tax benefit	(128,857)
Depletion, depreciation, amortization, and accretion	845,136
Impairment of unproved properties	549,437
Impairment of gathering systems and facilities	4,470
Exploration expense	4,958
Gain on change in fair value of contingent acquisition consideration	93,019
Equity-based compensation expense	49,341
Equity in loss of Antero Midstream Partners LP	3,664
Distributions from Antero Midstream Partners LP	159,181
Adjusted EBITDAX	$1,717,121

Antero Resources is an independent natural gas and oil company engaged in the acquisition, development and production of unconventional liquids-rich natural gas properties located in the Appalachian Basin in West Virginia and Ohio.

This release includes “forward-looking statements”.  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are Antero Resources’ control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Resources expects, believes or anticipates will or may occur in the future, such as those regarding future commodity prices, future production targets, future capital spending plans, estimated realized natural gas, natural gas liquids and oil prices, acreage quality and expected drilling and development plans (including the number, type, lateral length and location of wells to be drilled, the number and type of drilling rigs and the number of wells per pad), are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All forward-looking statements speak only as of the date of this release. Although Antero Resources believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Antero expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Antero Resources’ control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, the expected timing and likelihood of completion of the simplification transaction, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Item 1A. Risk Factors” in Antero’s Annual Report on Form 10-K for the year ended December 31, 2018.

For more information, contact Michael Kennedy — SVP — Finance, at (303) 357-6782 or mkennedy@anteroresources.com.